Exhibit 99.1

FOR IMMEDIATE RELEASE AUGUST 6, 2018

SYKES ENTERPRISES, INCORPORATED REPORTS

SECOND QUARTER 2018 FINANCIAL RESULTS

--Capacity rationalization timetable ahead of plan

--Roughly half of the total capacity targeted for rationalization accomplished in the second quarter

--Second quarter capacity rationalization marks an inflection point for utilization rates sequentially

--Updating 2018 business outlook

TAMPA, FL – August 6, 2018 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a leading provider of multichannel demand generation and global customer engagement services, announced today its financial results for the second-quarter ended June 30, 2018.

Second Quarter 2018 Financial Highlights

●   Second quarter 2018 revenues of $396.8 million increased $21.4 million, or 5.7%, from $375.4 million in the comparable quarter last year, with the increase driven by demand growth stemming from new client wins as well as existing and new program expansion across the financial services, technology, healthcare, transportation & leisure, and other verticals, which includes retail, more than offsetting the impact of significantly lower demand from the communications vertical

SYKES Enterprises, Incorporated Corporate Headquarters: 400 North Ashley Drive Tampa, FL USA 33602 1 · 800 · TO · SYKES http://www.sykes.com

●   Non-GAAP second quarter 2018 constant currency revenues (see section titled “Non- GAAP Financial Measures” for an explanation and see Exhibit 12 for reconciliation) increased 3.7% comparably, with the increase in demand driven largely by the aforementioned factors. Non-GAAP constant currency revenues exclude the impact of foreign exchange rate movements in the second quarter of 2018 versus the year- ago period

EMEA Operations: 599 Calder Road Edinburgh EH11 4GA Scotland +44 (0) 131 458-6500

●   Second quarter 2018 operating margin decreased to 1.6% from 3.0% for the comparable period last year. Second quarter 2018 operating margin includes charges of $9.2 million, or approximately 230 basis points, related to capacity rationalization. These charges include asset impairments, severance expenses, write-off of remaining lease commitments and other expenses. Second quarter 2018 operating margins also reflect a $0.6 million impact, or roughly 20 basis points, from earnouts as well as deal and integration costs related to acquisitions. In the year-ago quarter, the operating margin was impacted by similar factors and costs, totaling $4.5 million, or 120 basis points, of which $4.2 million was related to impairment charges, with the remainder associated with earnouts and other expenses. The operating margin on a comparable basis excluding the impairment charge as well as severance and other expenses remained virtually unchanged

● On a non-GAAP basis (see Exhibit 6 for reconciliation), second quarter 2018 operating margin was 5.2% versus 5.8% in the same period last year due to inefficiencies around recruitment and retention primarily in the U.S., the cost of carrying under-utilized capacity and the short-term inefficiencies created by the progress in implementing initiatives to rationalize underutilized capacity by redeploying demand to either the at-home agent platform, other better positioned centers or to international delivery centers

● Second quarter 2018 diluted earnings per share were $0.17 versus $0.21 in the same period last year

●   On a non-GAAP basis, second quarter 2018 diluted earnings per share were $0.42 versus $0.37 in the same period last year (see Exhibit 6 for reconciliation) with the delta due to a lower effective tax rate related to the settlement of tax audits and a recognition of a tax benefit from the reduction of the federal corporate tax rate. Second quarter 2018 diluted earnings per share were higher relative to the Company’s May 2018 business outlook range of $0.31 to $0.34, driven by a combination of lower expenses and a lower effective tax rate, partially offset by higher interest and other expenses

●   Consolidated capacity utilization rate decreased to 70% in the second quarter of 2018 from 72% in the same period last year, due to excess capacity caused in part by operational inefficiencies related to recruitment and retention challenges, demand weakness in the communications vertical and the addition of capacity in certain geographies to address demand opportunities, all of which the Company is addressing through various actions discussed above. Sequentially, the capacity utilization rate increased to 70% from 68% in the first quarter of 2018

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 3.9% to $327.0 million, or 82.4% of total revenues, for the second quarter of 2018 compared to $314.9 million, or 83.9% of total revenues, in the same prior-year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), the Americas revenues increased 3.0% comparably, with the increased demand driven by new client wins as well as existing and new program expansion across the financial services, technology, healthcare, transportation & leisure, and other verticals, which includes retail, more than offsetting the impact of lower demand from the communications vertical.

The Americas income from operations for the second quarter of 2018 decreased 24.1% to $19.8 million, with an operating margin of 6.1% versus 8.3% in the comparable quarter last year. The second quarter 2018 Americas’ operating margin reflects a $9.2 million charge, or approximately 280 basis points, impact from impairments as well as severance, write-off of remaining lease commitments and other expenses related to capacity rationalization. The second quarter 2018 operating margin also reflects the impact of an earnout of $0.4 million, or 10 basis points. The year-ago quarter’s operating margin in the Americas also reflects similar factors and costs totaling $3.9 million, or approximately 120 basis points. On a non-GAAP basis, the Americas operating margin was 10.2% versus 11.3% in the comparable quarter last year, with the decrease due to higher operational costs and inefficiencies around recruitment and retention primarily in the U.S., the cost of carrying underutilized capacity and the short-term inefficiencies resulting from the implementation of initiatives to rationalize underutilized capacity (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 15.2% to $69.7 million, representing 17.6% of total revenues, for the second quarter of 2018, compared to $60.5 million, or 16.1% of total revenues, in the same prior year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), EMEA revenues increased 7.4% on a comparable basis driven by new client wins as well as existing and new program expansion principally within the technology, financial services, transportation & leisure and other verticals, which includes retail, more than offsetting the softness in the communications vertical.

The EMEA region’s income from operations for the second quarter of 2018 increased 2.6% to $2.2 million, with an operating margin of 3.2% versus 3.6% in the comparable quarter last year. On a non-GAAP basis, the operating margin decreased to 3.7% from 4.5% in the year-ago period due to ramp expenses and investments in support staff to support higher future demand (see Exhibit 7 for reconciliation).

Other

Other loss from operations, which includes primarily corporate as well as some other costs, decreased to $15.6 million, or 3.9% of revenues in the second quarter of 2018, compared to $17.0 million, or 4.5% of revenues in the prior year period. Both the second quarter of 2018 and the year-ago comparable period include deal and integration costs of $0.2 million and $0.4 million, respectively. The comparable decline in other loss was mainly due to timing-related factors coupled with some cost savings initiatives. On a non-GAAP basis, other loss from operations decreased to 3.9% of revenues from 4.4% in the year-ago period due to aforementioned factors (see Exhibit 7 for reconciliation).

Other Income (Expense) and Taxes

Total other income (expense), net for the second quarter of 2018 was $(1.5) million compared to $(0.9) million for the same period in the prior year, with the increase principally due to payroll tax compliance costs.

The Company recorded a negative tax rate of 45.0% in the second quarter of 2018 versus a positive tax rate of 15.0% the same period last year and significantly below the estimated 30.0% provided in the Company’s May 2018 business outlook. The rate differential compared to the same period last year and relative to the business outlook was principally due to an increase in discrete benefits related to the settlement of tax audits coupled with a recognition of a tax benefit from the reduction of the federal corporate tax rate from 35% to 21% stemming from the passage in December 2017 of the Tax Cuts and Jobs Act.

On a non-GAAP basis, the second quarter 2018 effective tax rate was 6.0% compared to 26.0% in the same period last year and below the estimated 26.0% provided in the Company’s May 2018 business outlook (see Exhibit 11 for reconciliation) due to aforementioned factors.

Liquidity and Capital Resources

The Company’s balance sheet at June 30, 2018 remained strong with cash and cash equivalents of $162.4 million, of which approximately 87.9%, or $142.7 million, was held in international operations and the majority of which will not be subject to additional taxes if repatriated to the United States. Net cash provided by operating activities in the second quarter of 2018 decreased to $18.8 million from $34.3 million in the same period last year, which was impacted by lower net income resulting from costs associated with operational inefficiencies and working capital swing factors. At June 30, 2018, the Company had $90.0 million in borrowings outstanding with $350.0 million available under its $440.0 million credit facility.

Business Outlook The assumptions driving the business outlook for the third quarter and full-year 2018 are as follows:

--The Company is downwardly revising its full year 2018 revenue outlook by approximately $50 million relative to the one provided in May 2018. Roughly half, or $25 million, of the revision is related to a combination of weakness in the communications vertical approximating $10 million, with $15 million related to the decision made by the Company to discontinue a specific program – as opposed to shifting it to other geographies or at-home as has been the case with others – because of its long-term viability in the market it was operating. Another roughly $15 million of the revision is related to foreign exchange volatility, with the remainder $10 million, which is net of contribution from WhistleOut, related to a slight extension in the sales cycle as well as ramp of new client and programs wins. However, the benefits of the capacity rationalization initiatives are expected to start flowing through in the fourth quarter of 2018, which should yield significant improvement in year-over-year operating margins relative to the fourth quarter of 2017. Additionally, based on the rapid pace of progress reported thus far, the Company expects to rationalize a few hundred additional seats, bringing the total gross number of seats rationalized close to the upper end of its 10% target discussed in May 2018;

--In the third quarter of 2018, the Company consummated the acquisition of WhistleOut. Australia-headquartered WhistleOut is a consumer comparison platform focused on mobile, broadband and pay TV services principally across Australia and the U.S. The acquisition broadens Clearlink’s digital marketing capabilities geographically and extends its home services product portfolio. WhistleOut generated Australian dollar revenues of approximately A$14.2 million, or approximately $11.0 million in U.S. dollar, in the fiscal year ended June 2018. The purchase price was A$30.2 million Australian Dollars ($22.4 million U.S. dollars) with a further earnout of A$14 million Australian Dollars. The $50 million in revision discussed above reflects roughly U.S. $7 million of revenue contribution (representing second half of 2018) from the acquisition of WhistleOut with the impact to full year 2018 diluted earnings per share expected to be mildly accretive on a non-GAAP basis and dilutive on a GAAP basis;

--The Company’s third quarter 2018 business outlook anticipates a pre-tax charge of approximately $8.1 million, or $0.15 on an after-tax basis, related to capacity rationalization. The pre-tax charge is expected to be mostly in cash. The full-year outlook also reflects a pre-tax charge of approximately $22.3 million, or $0.40 on an after-tax basis, split roughly evenly between non-cash and cash;

--The Company’s revenues and earnings per share assumptions for the third quarter and full year 2018 are based on foreign exchange rates as of July 2018. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the third quarter and full-year as discussed above;

--The Company anticipates total other interest income (expense), net of approximately $(1.0) million for the third quarter and $(4.6) million for the full year 2018. The amounts in the other interest income (expense), net, however, exclude the potential impact of any future foreign exchange gains or losses; and

--The Company expects a further reduction in its full-year 2018 effective tax rate compared to what was provided in its May 2018 outlook due largely to discrete benefits in the second quarter of 2018.

Considering the above factors, the Company anticipates the following financial results for the three months ending September 30, 2018:

● Revenues in the range of $402.0 million to $407.0 million
● Effective tax rate of approximately 14.0%; **on a non-GAAP basis, an effective tax rate of approximately 19.0%
● Fully diluted share count of approximately 42.2 million
● Diluted earnings per share of approximately $0.33 to $0.36
● **Non-GAAP diluted earnings per share in the range of $0.55 to $0.58
● Capital expenditures in the range of $12.0 million to $15.0 million

For the twelve months ending December 31, 2018, the Company anticipates the following financial results:

● Revenues in the range of $1,630.0 million to $1,640.0 million ● Effective tax rate of approximately 12.0%; **on a non-GAAP basis, an effective tax rate of approximately 17.0%

●   Fully diluted share count of approximately 42.2 million

●   Diluted earnings per share of approximately $1.30 to $1.37

●   **Non-GAAP diluted earnings per share in the range of $2.04 to $2.11

●   Capital expenditures in the range of $45.0 million to $50.0 million

**See exhibit 10 for third quarter and full-year 2018 non-GAAP diluted earnings per share and exhibit 11 for the third quarter non-GAAP tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, August 7, 2018, at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. The Company, however, uses non-GAAP measures as a way to assist readers in further understanding the Company’s results. The Company believes these non-GAAP financial measures are important indicators of performance as they are intrinsic to how management evaluates and rewards performance from its underlying operations. Constant currency organic revenue growth, which is a non-GAAP measure, for instance, facilitates comparability between time periods as this presentation allows the Company to isolate the effect of acquisition-related revenues and exchange rate differences by assuming a constant exchange rate between periods for translation. Similarly, amortization of intangible assets and depreciation of the step up in value of purchased tangible assets are excluded for purposes of calculating the non-GAAP financial measures – including but not limited to non-GAAP operating margins, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations – because the Company does not acquire businesses on a predictable cycle and the exclusion facilitates a more meaningful evaluation of current operating performance and comparison to operating performance in other periods as well as performance relative to its peers who are not acquisitive or as acquisitive. The Company also excludes the impact or any corresponding reversals of material restructurings approved by the appropriate level of management, gain or loss on sale of facilities, release of cumulative translation adjustment (CTA), lease obligations and facility exit costs, severance and related costs, non-cash impairment charges, merger and integration costs associated with an acquisition and accretion of interest on contingent consideration of an acquisition from non-GAAP Income (loss) from operations and non-GAAP net income because the amounts are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of current operating performance or comparison to operating performance in other periods. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated (“SYKES” or “the Company”) is a leading provider of multi-channel demand generation and global customer engagement services. The Company provides differentiated full lifecycle customer-engagement solutions and services to Global 2000 companies and their end customers primarily in the technology, financial services, healthcare, communications and transportation & leisure industries. SYKES’ differentiated full lifecycle management services platform effectively engage customers at every touchpoint within the customer journey, including digital marketing and acquisition, sales expertise, customer service, technical support and retention. The Company serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, South Asia and Asia Pacific) and EMEA (Europe, the Middle East and Africa). Its Americas and EMEA regions primarily provide customer-engagement solutions and services with an emphasis on inbound multichannel demand generation, customer service and technical support to its clients’ customers. These services are delivered through multiple communication channels including phone, email, social media, text messaging, chat and digital self-service. The Company also provides various enterprise support services in the United States that include services for our clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, the Company provides fulfillment services, which includes order processing, payment processing, inventory control, product delivery and product returns handling. Its complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company has developed an extensive global reach with customer engagement centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. It delivers cost-effective solutions that generate demand, enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of its future business outlook, prospects or financial results. Statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions are intended to identify such forward-looking statements. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability of maintaining margins, (iv) SYKES’ ability to continue the growth of its support service revenues, (v) currency fluctuations, (vi) the timing of significant orders for SYKES’ products and services, (vii) loss or addition of significant clients, (viii) the early termination of contracts by clients, (ix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (x) construction delays of new or expansion of existing customer support centers, (xi) difficulties or delays in implementing SYKES’ bundled service offerings, (xii) failure to achieve sales, marketing and other objectives, (xiii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiv) changes in applicable accounting principles or interpretations of such principles, (xv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xvi) rapid technological change, (xvii) political and country-specific risks inherent in conducting business abroad, (xviii) SYKES’ ability to attract and retain key management personnel, (xix) SYKES’ ability to further penetrate into vertically integrated markets, (xx) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xxi) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxii) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxiii) SYKES’ dependence on trends toward outsourcing, (xxiv) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxv) the existence of substantial competition, (xxvi) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvii) risks related to the integration of the businesses of SYKES, Qelp and Clearlink. (xxviii) the ability to execute on initiatives to address inefficiencies around recruitment and retention in the U.S. and rationalize underutilized capacity methodically and (xxix) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact: Subhaash Kumar Sykes Enterprises, Incorporated (813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	June 30,	June 30,
	2018	2017
Revenues	$396,785	$375,438
Direct salaries and related costs	(264,924)	(248,615)
General and administrative	(102,037)	(92,236)
Depreciation, net	(14,560)	(13,820)
Amortization of intangibles	(3,629)	(5,250)
Impairment of long-lived assets	(5,175)	(4,189)

Income from operations	6,460	11,328
Total other income (expense), net	(1,511)	(928)

Income before income taxes	4,949	10,400
Income taxes	2,229	(1,555)

Net income	$7,178	$8,845

Net income per common share:
Basic	$0.17	$0.21

Diluted	$0.17	$0.21

Weighted average common shares outstanding:
Basic	42,125	41,854
Diluted	42,160	41,934

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Six Months Ended
	June 30,	June 30,
	2018	2017
Revenues	$811,156	$759,452
Direct salaries and related costs	(539,996)	(495,751)
General and administrative	(204,477)	(184,280)
Depreciation, net	(29,396)	(27,168)
Amortization of intangibles	(7,842)	(10,481)
Impairment of long-lived assets	(8,701)	(4,391)

Income from operations	20,744	37,381
Total other income (expense), net	(2,391)	(1,659)

Income before income taxes	18,353	35,722
Income taxes	(227)	(8,165)

Net income	$18,126	$27,557

Net income per common share:
Basic	$0.43	$0.66

Diluted	$0.43	$0.66

Weighted average common shares outstanding:
Basic	42,035	41,756
Diluted	42,197	41,919

Sykes Enterprises, Incorporated

Segment Results

(in thousands)

(Unaudited)

Exhibit 3

	Three Months Ended
	June 30,	June 30,
	2018	2017
Revenues:
Americas	$327,041	$314,871
EMEA	69,720	60,540
Other	24	27

Total	$396,785	$375,438

Operating Income:
Americas	$19,824	$26,127
EMEA	2,220	2,163
Other	(15,584)	(16,962)

Income from operations	6,460	11,328

Total other income (expense), net	(1,511)	(928)
Income taxes	2,229	(1,555)

Net income	$7,178	$8,845

	Six Months Ended
	June 30,	June 30,
	2018	2017
Revenues:
Americas	$667,762	$635,802
EMEA	143,347	123,607
Other	47	43

Total	$811,156	$759,452

Operating Income:
Americas	$45,688	$64,099
EMEA	6,859	7,743
Other	(31,803)	(34,461)

Income from operations	20,744	37,381

Total other income (expense), net	(2,391)	(1,659)
Income taxes	(227)	(8,165)

Net income	$18,126	$27,557

Sykes Enterprises, Incorporated

Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	June 30,	December 31,
	2018	2017
Assets:
Current assets	$552,963	$727,567
Property and equipment, net	142,920	160,790
Goodwill & intangibles, net	405,820	409,542
Other noncurrent assets	32,698	29,193

Total assets	$1,134,401	$1,327,092

Liabilities & Shareholders’ Equity:
Current liabilities	$190,904	$203,243
Noncurrent liabilities	142,634	327,370
Shareholders’ equity	800,863	796,479

Total liabilities and shareholders’ equity	$1,134,401	$1,327,092

Sykes Enterprises, Incorporated
Supplementary Data
	Q2 2018	Q2 2017
Geographic Mix (% of Total Revenues):
Americas (1)	82%	84%
Europe, Middle East & Africa (EMEA)	18%	16%
Other	0%	0%

Total	100%	100%

(1) Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q2 2018	Q2 2017
Vertical Industry Mix (% of Total Revenues):
Financial Services	31%	26%
Communications	27%	35%
Technology	18%	18%
Transportation & Leisure	7%	7%
Healthcare	4%	4%
Other	13%	10%

Total	100%	100%

	Seat Capacity (2)
	Q2 2018	Q2 2017
Americas	43,900	44,400
EMEA	7,300	7,000

Total	51,200	51,400

	Capacity Utilization
	Q2 2018	Q2 2017
Americas	68%	71%
EMEA	77%	80%

Total	70%	72%

(2) The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the second quarter 2018, the Company had approximately 3,100 virtual seats.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	June 30,	June 30,
	2018	2017
Cash Flow From Operating Activities:
Net income	$7,178	$8,845
Depreciation	14,687	13,947
Amortization of intangibles	3,629	5,250
Amortization of deferred grants	(163)	(208)
Changes in assets and liabilities and other	(6,566)	6,510

Net cash provided by operating activities	$18,765	$34,344

Capital expenditures	$12,974	$18,819
Cash paid during period for interest	$933	$1,602
Cash paid during period for income taxes	$7,330	$14,109

	Six Months Ended
	June 30,	June 30,
	2018	2018
Cash Flow From Operating Activities:
Net income	$18,126	$27,557
Depreciation	29,651	27,423
Amortization of intangibles	7,842	10,481
Amortization of deferred grants	(344)	(374)
Changes in assets and liabilities and other	(7,891)	6,482

Net cash provided by operating activities	$47,384	$71,569

Capital expenditures	$26,232	$35,859
Cash paid during period for interest	$1,975	$3,066
Cash paid during period for income taxes	$12,084	$17,032

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	June 30,	June 30,
	2018	2017
GAAP income from operations	$6,460	$11,328
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,241	5,839
Merger & integration costs	603	388
Americas restructuring	9,110	-
(Gain) loss on contingent consideration	-	(268)
Other	56	4,411

Non-GAAP income from operations	$20,470	$21,698

	Three Months Ended
	June 30,	June 30,
	2018	2017
GAAP net income	$7,178	$8,845
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,241	5,839
Merger & integration costs	603	388
Americas restructuring	9,110	-
(Gain) loss on contingent consideration	-	(268)
Other	56	4,445
Tax effect of the adjustments	(3,362)	(3,849)

Non-GAAP net income	$17,826	$15,400

	Three Months Ended
	June 30,	June 30,
	2018	2017
GAAP net income, per diluted share	$0.17	$0.21
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.10	0.14
Merger & integration costs	0.01	0.01
Americas restructuring	0.22	-
(Gain) loss on contingent consideration	-	(0.01)
Other	-	0.11
Tax effect of the adjustments	(0.08)	(0.09)

Non-GAAP net income, per diluted share	$0.42	$0.37

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017	2018	2017
GAAP income (loss) from operations	$19,824	$26,127	$2,220	$2,163	$(15,584)	$(16,962)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	3,932	5,492	309	347	-	-
Merger & integration costs	356	-	-	-	247	388
Americas restructuring	9,110	-	-	-	-	-
(Gain) loss on contingent consideration	-	(268)	-	-	-	-
Other	-	4,189	43	222	13	-

Non-GAAP income (loss) from operations	$33,222	$35,540	$2,572	$2,732	$(15,324)	$(16,574)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Six Months Ended
	June 30,	June 30,
	2018	2017
GAAP income from operations	$20,744	$37,381
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	9,076	11,669
Merger & integration costs	980	388
Americas restructuring	9,110	-
(Gain) loss on contingent consideration	-	(701)
Other	4,476	4,828

Non-GAAP income from operations	$44,386	$53,565

	Six Months Ended
	June 30,	June 30,
	2018	2017
GAAP net income	$18,126	$27,557
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	9,076	11,669
Merger & integration costs	980	388
Americas restructuring	9,110	-
(Gain) loss on contingent consideration	-	(701)
Other	4,476	4,895
Tax effect of the adjustments	(5,674)	(5,946)

Non-GAAP net income	$36,094	$37,862

	Six Months Ended
	June 30,	June 30,
	2018	2017
GAAP net income, per diluted share	$0.43	$0.66
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.22	0.28
Merger & integration costs	0.02	0.01
Americas restructuring	0.32	-
(Gain) loss on contingent consideration	-	(0.02)
Other	-	0.11
Tax effect of the adjustments	(0.13)	(0.14)

Non-GAAP net income, per diluted share	$0.86	$0.90

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Six Months Ended		Six Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017	2018	2017
GAAP income (loss) from operations	$45,688	$64,099	$6,859	$7,743	$(31,803)	$(34,461)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	8,450	10,985	626	684	-	-
Merger & integration costs	712	-	-	-	268	388
Americas restructuring	9,110	-	-	-	-	-
(Gain) loss on contingent consideration	-	(701)	-	-	-	-
Other	4,069	4,391	87	437	320	-

Non-GAAP income (loss) from operations	$68,029	$78,774	$7,572	$8,864	$(31,215)	$(34,073)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook
Third Quarter
2018
GAAP net income, per diluted share	$0.33 - $0.36
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.10
Merger & integration costs	0.01
Americas restructuring	0.18
Other	-
Tax effect of the adjustments	(0.07)

Non-GAAP net income, per diluted share	$0.55 - $0.58

Business Outlook
Full Year
2018
GAAP net income, per diluted share	$1.30 - $1.37
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.42
Merger & integration costs	0.03
Americas restructuring	0.52
Other	-
Tax effect of the adjustments	(0.23)

Non-GAAP net income, per diluted share	$2.04 - $2.11

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended
	June 30,	June 30,
	2018	2017
GAAP tax rate	-45%	15%
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	16%	6%
Merger & integration costs	2%	0%
Americas restructuring	33%	0%
(Gain) loss on contingent consideration	0%	0%
Other	0%	5%

Non-GAAP tax rate	6%	26%

	Three Months Ended	Year Ended
	September 30,	December 31,
	2018	2017
GAAP tax rate	14%	12%
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	2%	2%
Merger & integration costs	0%	0%
Americas restructuring	3%	3%
Other	0%	0%

Non-GAAP tax rate	19%	17%

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 12

	Three Months Ended June 30, 2018 vs. June 30, 2017 (2)
	Americas	EMEA	Other (3)	Consolidated
GAAP revenue growth	3.9%	15.2%	-11.1%	5.7%
Adjustments:
Foreign currency impact (1)	-0.9%	-7.8%	0.0%	-2.0%

Non-GAAP constant currency organic revenue growth	3.0%	7.4%	-11.1%	3.7%

(1) Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.

(2) Represents the period-over-period growth rate.

(3) Other includes corporate and other costs.